UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2010 (December 4, 2010)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition of Assets.

On December  4, 2009,  Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) filed a Current Report on Form 8-K announcing that its wholly-owned subsidiary, Vanguard Permian, LLC, had entered into a Purchase and Sale Agreement, dated November 27, 2009, with private sellers (“Sellers”) (the “PSA”) to purchase producing natural gas and oil properties in the Permian Basin (the “Properties”) for approximately $55.0 million in cash, subject to adjustment.

The Properties have total estimated proved reserves of 3.2 million barrels of oil equivalent, of which approximately 83% are oil reserves and 65% is proved developed. Based on current net production of approximately 780 barrels of oil equivalent per day, the Properties have a reserve to production ratio of approximately 11 years.

In an effort to support stable cash flows from this transaction, the Company entered into crude oil swaps based on NYMEX pricing for approximately 90% of the estimated oil production from existing producing wells in the Properties for the period beginning January 2010 extending through December 2013.   A schedule of the oil hedges entered into is shown below:

 Hedging Schedule
Swaps
Contract Period	Volume (Bbls)	Price(1)
January 1, 2010 - December 31, 2010	146,000	$86.24
January 1, 2011 - December 31, 2011	109,500	$86.99
January 1, 2012 - December 31, 2012	91,500	$87.18
January 1, 2013 - December 31, 2013	73,000	$87.43

          (1) Weighted Average NYMEX Fixed Price.

In addition to the NYMEX oil price swaps entered into above, the Company entered into the following additional NYMEX oil derivative contracts to support the cash flow to be received on its oil production in other areas:

Swaps
Contract Period	Volume (Bbls)	Price
January 1, 2012 - December 31, 2012	45,750	$90.02
January 1, 2013 - December 31, 2013	45,625	$90.02

Collars
Contract Period	Volume (Bbls)	Floor	Ceiling
January 1, 2012 - December 31, 2012	45,750	$80.00	$100.25
January 1, 2013 - December 31, 2013	45,625	$80.00	$100.25

The closing of the transaction contemplated in the PSA was completed on December 2, 2009 for a purchase price of $55.0 million, subject to customary post closing adjustments. The purchase price was initially funded from borrowings under the Company’s existing reserve-based credit facility. The purchase price is subject to final purchase price adjustments to be determined based on an effective date of October 1, 2009.  Pursuant to Item 9.01 of Form 8-K, the Company hereby provides the audited statement of combined revenues and direct operating expenses for the Properties for the year ended December 31, 2008, the unaudited statement of combined revenues and direct operating expenses for the nine months ended September 30, 2009 and 2008, and the unaudited pro forma balance sheet of the Company reflecting the acquisition of the Properties as if the transaction occurred on September 30, 2009.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited statement of combined revenues and direct operating expenses for the Properties for the year ended December 31, 2008 and the unaudited statement of combined revenues and direct operating expenses for the Properties for the nine months ended September 30, 2009 and 2008 is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(b)	Pro Forma Balance Sheet

The unaudited pro forma consolidated balance sheet of Vanguard Natural Resources, LLC as of September 30, 2009 is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(c)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1
Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased December 2, 2009 by Vanguard Natural Resources, LLC from Private Sellers for the year ended December 31, 2008 and the nine months ended September 30, 2009 and 2008.

Exhibit 99.2	Unaudited Pro Forma Consolidated Balance Sheet of Vanguard Natural Resources, LLC as of September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
February 10, 2010		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 99.1
Statement of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased December 2, 2009 by Vanguard Natural Resources, LLC from Private Sellers for the year ended December 31, 2008 and the nine months ended September 30, 2009 and 2008.

Exhibit 99.2	Unaudited Pro Forma Consolidated Balance Sheet of Vanguard Natural Resources, LLC as of September 30, 2009.